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                                                                     Exhibit 5.1

                            Opinion of Blank Rome LLP

                                 April 20, 2004

NCO Group, Inc.
507 Prudential Road
Horsham, PA 19044

               Re: NCO Group, Inc. Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement
                    ----------------------------------
Gentlemen:

We have acted as counsel to NCO Group, Inc. (the "Company") in connection with the Post-Effective Amendment No. 1 on Form S-8 to the Company's Form S-4 Registration Statement (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the offer and sale of up to 247,904 shares of common stock, no par value (the "Common Stock"), by the Company pursuant to RMH Teleservices, Inc.'s Amended and Restated 1996 Stock Incentive Plan (the "Plan"). This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

In rendering this opinion, we have examined only the following documents:
(i) the Company's Amended and Restated Articles of Incorporation and the Company's Amended and Restated Bylaws (as amended); (ii) resolutions adopted by the Board of Directors of the Company; (iii) the Registration Statement; and
(iv) the Plan. We have not performed any independent investigation other than the document examination described. Our opinion is therefore qualified in all respects by the scope of that document examination. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents, and records examined and the genuineness of all signatures. This opinion is limited to the laws of the Commonwealth of Pennsylvania.

Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock of the Company which are being offered and sold by the Company pursuant to the Registration Statement and the Plan, when sold in the manner and for the consideration contemplated by the Registration Statement and the Plan, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.



                                                    Sincerely,

                                                    /s/ Blank Rome LLP

                                                    BLANK ROME LLP